Exhibit 99.1

Contacts:
Big 5 Sporting Goods Corporation
Charles Kirk
Sr. Vice President and Chief Financial Officer
(310) 536-0611
John Mills
Integrated Corporate Relations, Inc.
(310) 395-2215
BIG 5 SPORTING GOODS CORPORATION ANNOUNCES 38th
CONSECUTIVE QUARTERLY SAME STORE SALES INCREASE;
ANNOUNCES DELAY IN RELEASE OF PRELIMINARY RESULTS
FOR THE SECOND QUARTER OF FISCAL 2005 UNTIL
COMPLETION OF THE RESTATEMENT
El Segundo, CA – July 29, 2005 – Big 5 Sporting Goods Corporation (Nasdaq: BGFVE), a leading sporting goods retailer, today reported that it achieved its 38th consecutive quarter of positive same store sales performance for the fiscal quarter ended July 3, 2005. The Company expects to report, based upon preliminary sales results, a same store sales increase of approximately 2.7% for the second fiscal quarter versus the comparable 13-week period of 2004.
The Company also announced that it will delay reporting its preliminary results for the fiscal 2005 second quarter until it completes its financial statements for the fiscal year ended January 2, 2005 and its previously announced restatement of its financial statements for the fiscal years ended December 28, 2003 and December 29, 2002, as well as its quarterly financial statements for fiscal 2002, fiscal 2003 and fiscal 2004. The previously announced restatement adjustments relate to the correction of an error in an account within accounts payable, an adjustment to accounting for certain leases and the spreading over appropriate periods of the Company’s prior implementation of a sales return reserve in the third quarter of fiscal 2004. In addition, also as previously announced, the Company and its independent professional advisors have been conducting a review of the Company’s prior financial statements on behalf and under the supervision of the Audit Committee. While the review is not yet complete, the Company currently expects that additional corrections to its prior financial statements will be required as part of the restatement. The Company believes that the cumulative, net impact on the Company’s net income of the additional corrections that the Company is aware of at this time, as well as the adjustments relating to the previously announced lease accounting changes and sales return reserve, for fiscal years 2002 through 2004 will be less than 3% of aggregate net income as preliminarily reported on February 9,

2005 for such fiscal year periods, which reflected the preliminary adjustments to address the error in an account within accounts payable. These matters will also reduce net income for prior periods, which the Company anticipates will be reflected in an opening balance sheet adjustment for fiscal 2002.
Steven G. Miller, Big 5’s Chairman, President and Chief Executive Officer, said “While I recognize that the restatement process has been frustrating for our shareholders, we are hopeful that this process is drawing to a close. Although significant time and attention has been devoted to the restatement process, we have remained focused on our business and are pleased to have maintained our consistent same store sales performance and to have achieved our 38th consecutive quarter of comp store sales increases. We are also pleased to report that the transition to our new distribution center in Riverside, California is proceeding smoothly in accordance with our plans.”
About Big 5 Sporting Goods Corporation
Big 5 is a leading sporting goods retailer in the United States, operating 312 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A filed on October 25, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 26, 2004. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.